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                                                                   EXHIBIT 10.10

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement is entered into as of this 17th day of September, 1997 between Continucare Corporation (the "Company") and Susan Tarbe (the "Employee").

         WHEREAS, on August 23, 1996, the Company and Employee entered into an Employment Agreement (the "Agreement") whereby Employee agreed to serve the Company subject to the terms and conditions set forth in such Agreement;

         WHEREAS, the Company and Employee desire to amend the Agreement in consideration of the premises and mutual covenants set forth herein the sufficiency of which is hereby acknowledged;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

         1.1 AMENDMENT TO SECTION 3.1. Section 3.1 of the Agreement is hereby amended in its entirety and replaced with the following:

                  Base Salary. The Employee shall receive a base salary at the annual rate of One Hundred and Eighty Thousand Dollars ($180,000) (the "Base Salary") during the Term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

         1.2 AMENDMENT TO SECTION 3.2. Section 3.2 of the Agreement is hereby amended to reflect the following:

                  BONUS. The Employee shall be eligible to receive an annual bonus in an amount determined by the President and CEO of the Company and approved by the Board of Directors.

         1.3 AMENDMENT TO SECTION 3.4. Section 3.4 of the Agreement is hereby amended to delete the last sentence of such section and replace it with the following:

         The warrant for the remaining 80,000 shall vest gradually over a three year period at a rate of 33.34% per year.

         1.4 AMENDMENT TO SECTION 3.5. Section 3.5 of the Agreement is hereby amended in its entirety and replaced with the following:

                  Change of Control. Upon a change of control in the Company, the Employee shall be entitled to a lump sum payment equal to the Employee's aggregate Base Salary for the remainder of this Agreement, which in no event shall be deemed to be a period of less than one year. In addition, upon a change of control, any remaining unvested portion of the warrant for 100,000 shares of the Company shall automatically vest.




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         1.5 AMENDMENT TO SECTION 4.2. Section 4.2 of the Agreement is hereby amended in its entirety and replaced with the following:

                  Other Benefits. The Company shall pay life insurance premiums for the Employee in an amount equal to $250.00 per month. The Employee and the Employee's immediate family shall be entitled to participate in all medical and hospitalization, group life insurance, and any and all other plans as are presently and hereinafter provided by the Company to its executives. The Employee shall also be entitled to three weeks vacation in accordance with the Company's prevailing policy for its executives, with any additional vacation time to be determined by the Company's Chief Executive Officer.

         1.6 AMENDMENT TO SECTION 4.4. Section 4.4 of the Agreement is hereby amended in its entirety and replaced with the following:

                  Automobile Allowance. The Employee shall be entitled to an automobile allowance of $750 per month, which amount is intended to compensate Employee for wear and tear and other expenses incurred by Employee by reason of the use of Employee's automobile for Company business from time to time.

                                   ARTICLE II

         2.1 COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         2.2 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to principles of conflicts of laws.

         2.3 NO OTHER MODIFICATIONS. Except as modified by this Amendment, the terms of the Agreement shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Amendment on the date first set forth above.

                            CONTINUCARE CORPORATION

                            By:  /s/ CHARLES M. FERNANDEZ
                                 ---------------------------------------------
                                 Charles M. Fernandez, Chief Executive Officer and President



                            /s/ SUSAN TARBE
                            --------------------------------------------------
                            Susan Tarbe



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